Execution Copy

Exhibit 10.4

SERVICING AND CUSTODIAN AGREEMENT

among

AMERICREDIT FINANCIAL SERVICES, INC.,

as Servicer and Custodian,

AMERICREDIT REPURCHASE TRUST,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Collateral Agent and Backup Servicer,

and

BARCLAYS BANK PLC,

as Agent

Dated as of

August 19, 2004

ii

THIS SERVICING AND CUSTODIAN AGREEMENT, dated as of August 19, 2004, is between AmeriCredit Financial Services, Inc. (“AmeriCredit”), as Servicer (in such capacity, the “Servicer”) and as Custodian (in such capacity, the “Custodian”), AmeriCredit Repurchase Trust (the “Trust”), Wells Fargo Bank, National Association, as Collateral Agent (in such capacity, the “Collateral Agent”) and Backup Servicer (in such capacity, the “Backup Servicer”) and Barclays Bank PLC as Agent (in such capacity, the “Agent”).

W I T N E S S E T H

WHEREAS, AmeriCredit Repurchase Trust (the “Trust”), Barclays Bank PLC, as Agent, and Sheffield Receivables Corporation (“Sheffield”) have entered into a Note Purchase Agreement, dated as of the date hereof (the “Note Purchase Agreement”);

WHEREAS, the Trust, AmeriCredit, AFS Warehouse Corp. (“AWC”), Sheffield and the Collateral Agent have entered into a Security Agreement dated as of the date hereof (the “Security Agreement”);

WHEREAS, AmeriCredit, AWC, the Collateral Agent, and the Trust have entered into a Master Receivables Purchase Agreement, dated as of the date hereof (the “Receivables Purchase Agreement”), pursuant to which AWC agrees to sell, transfer and assign to the Trust all of its right, title and interest in and to the Receivables described in the Schedules of Receivables attached to the Supplements (as defined below);

WHEREAS, pursuant to the Receivables Purchase Agreement, AWC and the Trust will enter into Supplements to the Receivables Purchase Agreement from time to time (each a “Supplement”), whereby AWC will sell, transfer and assign to the Trust on the applicable Receivables Transfer Date (as defined in the Receivables Purchase Agreement) all of its right, title and interest in and to Receivables listed on the Schedules of Receivables attached to such Supplements;

WHEREAS, pursuant to the Security Agreement, the Trust will pledge to the Collateral Agent for the benefit of the Secured Parties all of its right, title and interest in the Collateral, including, but not limited to, the Receivables and the Other Conveyed Property (as defined in the Receivables Purchase Agreement);

WHEREAS, the Servicer is willing to service the Receivables;

WHEREAS, the Backup Servicer is willing to provide backup servicing with respect to the Receivables; and

WHEREAS, the Collateral Agent wishes to appoint the Custodian to hold the Receivable Files as the custodian on behalf of the Collateral Agent.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Definitions. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in Annex A to the Security Agreement.

SECTION 1.2. Other Definitional Provisions.

(a) Capitalized terms used herein and not otherwise defined herein have meanings assigned to them in the Security Agreement or, if not defined therein, the Note Purchase Agreement.

(b) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c) As used in this Agreement, in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such instrument, certificate or other document, and accounting terms partly defined in this Agreement or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.

(d) The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

(e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

ARTICLE II

ADMINISTRATION AND SERVICING OF RECEIVABLES

SECTION 2.1. Duties of the Servicer. (a) The Servicer is hereby authorized to act as agent for the Trust and in such capacity shall manage, service, administer and make collections on the Receivables, and perform the other actions required by the Servicer under this Agreement. The Servicer agrees that its servicing of the Receivables shall be carried out in accordance with customary and usual procedures of institutions which service motor vehicle retail installment sales contracts and, to the extent more exacting, the degree of skill and attention that the Servicer exercises from time to time with respect to all comparable motor vehicle receivables that it services for itself or others. The Servicer’s duties shall include, without limitation, collection and posting of all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting any required tax information to Obligors, monitoring the collateral, complying with the terms of the Lock-Box Agreement, accounting for collections and furnishing monthly and annual statements to the Collateral Agent with respect to distributions, monitoring the status of Insurance Policies with respect to the Financed Vehicles and performing the other duties specified herein.

(b) The Servicer shall also administer and enforce all rights and responsibilities of the holder of the Receivables provided for in the Dealer Agreements and Auto Loan Purchase and Sale Agreements (and shall maintain possession of the Dealer Agreements and Auto Loan Purchase and Sale Agreements, to the extent it is necessary to do so), the Dealer Assignments, the Third-Party Lender Assignments and the Insurance Policies, to the extent that such Dealer Agreements, Auto Loan Purchase and Sale Agreements, Dealer Assignments, Third Party Lender Assignments and Insurance Policies relate to the Receivables, the Financed Vehicles or the Obligors. The Servicer shall follow its customary standards, policies, and procedures as required by its Credit and Collection Policy and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Trust to execute and deliver, on behalf of the Trust, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and with respect to the Financed Vehicles; provided, however, that notwithstanding the foregoing, the Servicer shall not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Receivable or waive the right to collect the unpaid balance of any Receivable from the Obligor.

(c) The Servicer is hereby authorized to commence, in its own name or in the name of the Trust, a legal proceeding to enforce a Receivable pursuant to Section 2.3 or to commence or participate in any other legal proceeding (including, without limitation, a bankruptcy proceeding) relating to or involving a Receivable, an Obligor or a Financed Vehicle. If the Servicer commences or participates in such a legal proceeding in its own name, the Trust shall thereupon be deemed to have automatically assigned such Receivable to the Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Trust to execute and deliver in the Servicer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. The Collateral Agent shall, in its reasonable discretion, furnish the Servicer with any limited powers of attorney and other documents which the Servicer may reasonably request and which the Servicer deems necessary or appropriate and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

SECTION 2.2. Collection of Receivable Payments; Modifications of Receivables; Lock-Box Agreements.

(a) Consistent with the standards, policies and procedures required by this Agreement and the Credit and Collection Policy, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable automobile receivables that it services for itself or others and otherwise act with respect to the Receivables, the Dealer Agreements, the Dealer Assignments, the Auto Loan Purchase and Sale Agreements, the Third-Party Lender Assignments, the Insurance Policies and the Other Conveyed Property in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Trust with respect thereto. The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Receivable.

(b) The Servicer may at any time agree to a modification or amendment of a Receivable in order to (i) not more than once per year, change the Obligor’s regular monthly due date to a date that shall in no event be later than 30 days after the original monthly due date of that Receivable or (ii) re-amortize the Scheduled Receivables Payments on the Receivable following a partial prepayment of principal, in accordance with its customary procedures and the Credit and Collection Policy if the Servicer believes in good faith that such extension, modification or amendment is necessary to avoid a default on such Receivable, will maximize the amount to be received by the Trust with respect to such Receivable, and is otherwise in the best interests of the Trust.

(c) The Servicer may grant payment extensions on, or other modifications or amendments to, a receivable (in addition to those modifications permitted by Section 2.2(b)) in accordance with its customary procedures and the Credit and Collection Policy if the Servicer believes in good faith that such extension, modification or amendment is necessary to avoid a default on such Receivable, will maximize the amount to be received by the Trust with respect to such Receivable, and is otherwise in the best interests of the Trust; provided, however, that:

(i) In no event may a Receivable be extended more than twice during any twelve month period or more than eight times during the full term of such Receivable;

(ii) In no event may a Receivable be extended beyond the date 88 months after the date on which such Receivable was originated;

(iii) the Servicer shall not amend or modify a Receivable (except as provided in Section 2.2(b) and clause (i) and (ii) of this Section 2.2(c)) if such amendment or modification would cause the Net Investment to exceed the Net Receivables Balance.

(d) The Servicer shall use its best efforts to notify or direct Obligors to make all payments on the Receivables, whether by check or by direct debit of the Obligor’s bank account, to be made directly to one or more Lock-Box Banks, acting as agent for the Trust pursuant to a Lock-Box Agreement. The Servicer shall use its best efforts to notify or direct any Lock-Box Bank to deposit all payments on the Receivables in the Lock-Box Account no later than the Business Day after receipt, and to cause all amounts credited to the Lock-Box Account on account of such payments to be transferred to the Collection Account no later than the second Business Day after receipt of such payments. The Lock-Box Account shall be a demand deposit account held by the Lock-Box Bank, or at the request of any Agent, an Eligible Deposit Account.

No later than one month after the date on which a Receivable was sold to the Trust, the Servicer shall have notified the Obligor that makes its payments on such Receivable by check to make such payments thereafter directly to the Lock-Box Bank (except in the case of Obligors that have already been making such payments to the Lock-Box Bank), and shall have provided such Obligor with remittance invoices in order to enable such Obligor to make such payments directly to the Lock-Box Bank for deposit into the Lock-Box Account, and the Servicer will continue, not less often than every three months, to so notify those Obligors who have failed to make payments to the Lock-Box Bank. The Servicer will prohibit payments on receivables other than the Receivables from being made to the Lock-Box Account. If and to the extent requested by the Agent, the Servicer shall request each Obligor that makes payment on the Receivables by direct debit of such Obligor’s bank account, to execute a new authorization for automatic payment which in the judgment of the Agent is sufficient to authorize direct debit by the Lock-Box Bank on behalf of the Trust. If at any time, the Lock-Box Bank is unable to directly debit an Obligor’s bank account that makes payment on the Receivables by direct debit and if such inability is not cured within 15 days or cannot be cured by execution by the Obligor of a new authorization for automatic payment, the Servicer shall notify such Obligor that it cannot make payment by direct debit and must thereafter make payment by check.

Notwithstanding any Lock-Box Agreement, or any of the provisions of this Agreement relating to the Lock-Box Agreement, the Servicer shall remain obligated and liable to the Trust, the Collateral Agent and Secured Parties for servicing and administering the Receivables and the Other Conveyed Property in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue thereof.

In the event of a termination of the Servicer, the successor Servicer shall assume all of the rights and obligations of the outgoing Servicer under the Lock-Box Agreement subject to the terms hereof. In such event, the successor Servicer shall be deemed to have assumed all of the outgoing Servicer’s interest therein and to have replaced the outgoing Servicer as a party to each such Lock-Box Agreement to the same extent as if such Lock-Box Agreement had been assigned to the successor Servicer, except that the outgoing Servicer shall not thereby be relieved of any liability or obligations on the part of the outgoing Servicer to the Lock-Box Bank under such Lock-Box Agreement. The outgoing Servicer shall, upon request of the Collateral Agent, but at the expense of the outgoing Servicer, deliver to the successor Servicer all documents and records relating to each such Lock-Box Agreement and an accounting of amounts collected and held by the Lock-Box Bank and otherwise use its best efforts to effect the orderly and efficient transfer of any Lock-Box Agreement to the successor Servicer. In the event that the Agent elects to change the identity of the Lock-Box Bank, the outgoing Servicer, at its expense, shall cause the Lock-Box Bank to deliver, at the direction of the Agent to the Collateral Agent or a successor Lock-Box Bank, all documents and records relating to the Receivables and all amounts held (or thereafter received) by the Lock-Box Bank (together with an accounting of such amounts) and shall otherwise use its best efforts to effect the orderly and efficient transfer of the Lock-Box arrangements and the Servicer shall notify the Obligors to make payments to the Lock-Box Account established by the successor.

(e) The Servicer shall remit all payments by or on behalf of the Obligors received directly by the Servicer to the Lock-Box Bank for deposit into the Collection Account, in either case, and as soon as practicable, but in no event later than the Business Day after receipt thereof. (For purposes of the preceding sentence, “receipt” of a payment shall mean the initial deposit thereof in the Servicer’s bank account.)

SECTION 2.3. Realization upon Receivables.

(a) Consistent with the standards, policies and procedures required by this Agreement and the Credit and Collection Policy, the Servicer shall use its best efforts to repossess (or otherwise comparably convert the ownership of) and liquidate any Financed Vehicle securing a Receivable with respect to which the Servicer has determined that payments thereunder are not likely to be resumed, as soon as is practicable after default on such Receivable but in no event later than the date on which all or any portion of a Scheduled Receivables Payment has become 91 days delinquent; provided, however, that the Servicer may elect not to repossess a Financed Vehicle within such time period if in its good faith judgment it determines that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance. The Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the standard of care required by Section 2.1, which practices and procedures may include reasonable efforts to realize upon any recourse to Dealers and Third-Party Lenders, the sale of the related Financed Vehicle at public or private sale, the submission of claims under an Insurance Policy and other actions by the Servicer in order to realize upon such a Receivable. The foregoing is subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its good faith judgment that such repair and/or repossession shall increase the proceeds of liquidation of the related Receivable by an amount greater than the amount of such expenses. All amounts received upon liquidation of a Financed Vehicle shall be remitted by the Servicer to the Collection Account as soon as practicable, but in no event later than two (2) Business Days after receipt thereof. The Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle into cash proceeds, but only out of the cash proceeds of such Financed Vehicle, any deficiency obtained from the Obligor or any amounts received from the related Dealer or Third-Party Lender, which amounts in reimbursement may be retained by the Servicer (and shall not be required to be deposited as provided in Section 2.2(e)) to the extent of such expenses. The Servicer shall pay on behalf of the Trust any personal property taxes assessed on repossessed Financed Vehicles. The Servicer shall be entitled to reimbursement of any such tax from Net Liquidation Proceeds with respect to such Receivable.

(b) If the Servicer elects to commence a legal proceeding to enforce a Dealer Agreement, Auto Loan Purchase and Sale Agreement, Dealer Assignment or Third-Party Lender Assignment, the act of commencement shall be deemed to be an automatic assignment from the Trust to the Servicer of the rights under such Dealer Agreement, Auto Loan Purchase and Sale Agreement, Dealer Assignment or Third-Party Lender Assignment for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Dealer Agreement, Auto Loan Purchase and Sale Agreement, Dealer Assignment or Third-Party Lender Assignment on the grounds that it is not a real party in interest or a Person entitled to enforce the Dealer Agreement, Auto Loan Purchase and Sale Agreement, Dealer Assignment or Third-Party Lender Assignment, Trust and/or the Collateral Agent, at the Servicer’s expense, or AWC, at AWC’s expense, shall take such steps as the Servicer deems reasonably necessary to enforce the Dealer Agreement, Auto Loan Purchase and Sale Agreement, Dealer Assignment or Third-Party Lender Assignment, including bringing suit in its name or the name of AWC or of the Trust and/or the Collateral Agent for the benefit of the Owners. All amounts recovered shall be remitted directly by the Servicer as provided in Section 2.2(e).

Section 2.4. Insurance.

(a) The Servicer shall require, consistent with the standards, policies and procedures required by this Agreement and the Credit and Collection Policy, that each Financed Vehicle be insured by the related Obligor under an Insurance Policy and shall monitor the status of such physical loss and damage insurance coverage thereafter, in accordance with its customary servicing procedures. Each Receivable requires the Obligor to maintain such physical loss and damage insurance, naming AmeriCredit and its successors and assigns as additional insureds, and permits the holder of such Receivable to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to maintain such insurance. If the Servicer shall determine that an Obligor has failed to obtain or maintain a physical loss and damage Insurance Policy covering the related Financed Vehicle which satisfies the conditions set forth in the definition of “Eligible Receivable” (including, without limitation, during the repossession of such Financed Vehicle) the Servicer may enforce the rights of the holder of the Receivable under the Receivable to require the Obligor to obtain such physical loss and damage insurance in accordance with its customary servicing policies and procedures. The Servicer may maintain a vendor’s single interest or other collateral protection insurance policy with respect to all Financed Vehicles (“Collateral Insurance”) which policy shall by its terms insure against physical loss and damage in the event any Obligor fails to maintain physical loss and damage insurance with respect to the related Financed Vehicle. All policies of Collateral Insurance shall be endorsed with clauses providing for loss payable to the Servicer. Costs incurred by the Servicer in maintaining such Collateral Insurance shall be paid by the Servicer.

(b) The Servicer may, if an Obligor fails to obtain or maintain a physical loss and damage Insurance Policy, obtain insurance with respect to the related Financed Vehicle and advance on behalf of such Obligor, as required under the terms of the insurance policy, the premiums for such insurance (such insurance being referred to herein as “Force-Placed

Insurance”). All policies of Force-Placed Insurance shall be endorsed with clauses providing for loss payable to the Servicer. Any cost incurred by the Servicer in maintaining such Force-Placed Insurance shall only be recoverable out of premiums paid by the Obligors or Net Liquidation Proceeds with respect to the Receivable, as provided in Section 2.4(c).

(c) In connection with any Force-Placed Insurance obtained hereunder, the Servicer may, in the manner and to the extent permitted by applicable law, require the Obligors to repay the entire premium to the Servicer. In no event shall the Servicer include the amount of the premium in the Amount Financed under the Receivable. For all purposes of this Agreement, the Insurance Add-On Amount with respect to any Receivable having Force-Placed Insurance will be treated as a separate obligation of the Obligor and will not be added to the Outstanding Balance of such Receivable, and amounts allocable thereto will not be available for distribution on the Note. The Servicer shall retain and separately administer the right to receive payments from Obligors with respect to Insurance Add-On Amounts or rebates of Forced-Placed Insurance premiums. If an Obligor makes a payment with respect to a Receivable having Force-Placed Insurance, but the Servicer is unable to determine whether the payment is allocable to the Receivable or to the Insurance Add-On Amount, the payment shall be applied first to any unpaid Scheduled Receivables Payments and then to the Insurance Add-On Amount. Net Liquidation Proceeds on any Receivable will be used first to pay the Outstanding Balance and accrued interest on such Receivable and then to pay the related Insurance Add-On Amount. If an Obligor under a Receivable with respect to which the Servicer has placed Force-Placed Insurance fails to make scheduled payments of such Insurance Add-On Amount as due, and the Servicer has determined that eventual payment of the Insurance Add-On Amount is unlikely, the Servicer may, but shall not be required to, purchase such Receivable from the Trust for the Purchase Amount on any subsequent Determination Date. Any such Receivable, and any Receivable with respect to which the Servicer has placed Force-Placed Insurance which has been paid in full (excluding any Insurance Add-On Amounts) will be assigned to the Servicer.

(d) The Servicer may sue to enforce or collect upon the Insurance Policies, in its own name, if possible, or as agent of the Trust. If the Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Trust under such Insurance Policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Trust and/or the Collateral Agent, at the Servicer’s expense, or AWC, at AWC’s expense, shall take such steps as the Servicer deems necessary to enforce such Insurance Policy, including bringing suit in its name or the name of the Trust and/or the Collateral Agent for the benefit of the Owners.

(e) The Servicer will cause itself and may cause the Collateral Agent to be named as named insured under all policies of Collateral Insurance.

SECTION 2.5. Maintenance of Security Interests in Vehicles.

(a) Consistent with the standards, policies and procedures required by this Agreement and the Credit and Collection Policy, the Servicer shall take such steps on behalf of the Trust as are necessary to maintain perfection of the security interest created by each

Receivable in the related Financed Vehicle, including, but not limited to, obtaining the execution by the Obligors and the recording, registering, filing, re-recording, re-filing, and re-registering of all security agreements, financing statements and continuation statements as are necessary to maintain the security interest granted by the Obligors under the respective Receivables. The Collateral Agent hereby authorizes the Servicer, and the Servicer agrees, to take any and all steps necessary to re-perfect such security interest on behalf of the Trust as necessary because of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Receivable to the Trust is insufficient, without a notation on the related Financed Vehicle’s certificate of title, or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to perfect a security interest in the related Financed Vehicle in favor of the Trust, the Servicer hereby agrees that the designation of AmeriCredit (or a Titled Third-Party Lender) as the secured party on the Lien Certificate is in its capacity as Servicer as agent of the Trust.

(b) Upon the occurrence of a Servicer Event of Default, the Collateral Agent and the Servicer shall take or cause to be taken such action as may, in the opinion of counsel to the Collateral Agent, be necessary to perfect or re-perfect the security interests in the Financed Vehicles securing the Receivables in the name of the Trust by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Collateral Agent, be necessary or prudent.

(c) AmeriCredit hereby agrees to pay all expenses related to such perfection or reperfection and to take all action necessary therefor. In addition, prior to the occurrence of a Rapid Amortization Event or a Servicer Event of Default, the Majority Owners may instruct the Collateral Agent and the Servicer to take or cause to be taken such action as may be necessary, in the opinion of counsel to the Majority Owners, to perfect or re-perfect the security interest in the Financed Vehicles underlying the Receivables in the name of the Trust, including by amending the title documents of such Financed Vehicles or by such other reasonable means as may be necessary or prudent, in the opinion of counsel to the Majority Owners. AmeriCredit hereby appoints the Collateral Agent as its attorney-in-fact to take any and all steps required to be performed by AmeriCredit pursuant to this Section 2.5(c) (it being understood that and agreed that the Collateral Agent shall have no obligation to take such steps with respect to all perfection or reperfection, except as pursuant to the Transaction Documents to which it is a party and to which AmeriCredit has paid all expenses), including execution of certificates of title or any other documents in the name and stead of AmeriCredit and the Collateral Agent hereby accepts such appointment.

SECTION 2.6. Covenants, Representations, and Warranties of Servicer.

(a) The Servicer covenants as follows:

(i) Liens in Force. The Financed Vehicle securing each Receivable shall not be released in whole or in part from the security interest granted by the Receivable, except upon payment in full of the Receivable or as otherwise contemplated herein;

(ii) No Impairment. The Servicer shall do nothing to impair the rights of the Trust or the Secured Parties in the Receivables, the Dealer Agreements, the Auto Loan

Purchase and Sale Agreements, the Dealer Assignments, the Third-Party Lender Assignments, the Insurance Policies or the Other Conveyed Property except as otherwise expressly provided herein;

(iii) No Amendments. The Servicer shall not extend or otherwise amend the terms of any Receivable, except in accordance with Section 2.2; and

(iv) Restrictions on Liens. The Servicer shall not (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien or restriction on transferability of the Receivables except for the Lien in favor of the Collateral Agent for the benefit of the Secured Parties and the restrictions on transferability imposed by this Agreement or (ii) sign or file under the Uniform Commercial Code of any jurisdiction any financing statement which names AmeriCredit or the Servicer as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Receivables, except in each case any such instrument solely securing the rights and preserving the Lien of the Collateral Agent, for the benefit of the Secured Parties.

(v) Notices. Within 10 days after the date any material change in or amendment to the Credit and Collection Policy is made, the Servicer will deliver to the Trust, the Collateral Agent and the Agent a copy of the Credit and Collection Policy then in effect indicating such change or amendment. AmeriCredit shall not change the Credit and Collection Policy or the manner in which it services the Receivables in any way that would have a material adverse effect on the Receivables or the Owners.

(b) The Servicer represents and warrants as follows:

(i) Representations and Warranties. Each Receivable included in the calculation of Net Receivables Balance is an Eligible Receivable at the time that it is included in such calculation;

(ii) Organization and Good Standing. The Servicer has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, all power, authority and legal right required to enter into and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party;

(iii) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation, is in good standing and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) requires or shall require such qualification;

(iv) Power and Authority. The Servicer has the full power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party have been duly authorized by the Servicer by all necessary corporate action;

(v) Binding Obligation. This Agreement and the other Transaction Documents to which the Servicer is a party shall constitute legal, valid and binding obligations of the Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(vi) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which the Servicer is a party, and the fulfillment of the terms of this Agreement and the Transaction Documents to which the Servicer is a party, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties and do not require any action by or require the consent of or the filing of any notice with any Official Body or other Person;

(vii) No Proceedings. There are no proceedings or investigations pending or, to the Servicer’s knowledge, threatened against the Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement or any of the Transaction Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Transaction Documents, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the Transaction Documents or (D) that could have a material adverse effect on the Receivables; and

(viii) No Consents. The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not already been obtained.

SECTION 2.7. Purchase of Receivables Upon Breach of Covenant or Representation and Warranty. Upon discovery by either of the Servicer or a Responsible Officer of the Agent of a breach of any of the covenants set forth in Sections 2.5(a), 2.6(a), 5.1, 5.2, 5.3 or 5.9, the party discovering such breach shall give prompt written notice to all of the parties hereto; provided, however, that the failure to give any such notice shall not affect any obligation of AmeriCredit as Servicer under this Section. As of the second Accounting Date following its discovery or receipt of notice of any breach of any covenant set forth in Sections 2.5(a), 2.6(a), 5.1, 5.2, 5.3 or 5.9 which materially and adversely affects the interests of the Secured Parties in any Receivable (or, at AmeriCredit’s election, the first Accounting Date so following) or the related Financed Vehicle, AmeriCredit shall, unless such breach shall have been cured in all material respects by the last day of the second Settlement Period after such breach, purchase from the Trust the Receivable affected by such breach and, on the related Determination Date, AmeriCredit shall pay the related Purchase Amount to the Trust. It is understood and agreed that the obligation of AmeriCredit to purchase any Receivable with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against AmeriCredit for such breach available to the Secured Parties or the Collateral Agent; provided, however, that AmeriCredit shall indemnify the Trust, the Collateral Agent and the Secured Parties from and against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach.

SECTION 2.8. Total Servicing Fee; Payment of Certain Expenses by Servicer. On each Remittance Date, the Servicer shall to the extent provided in Section 2.3 of the Security Agreement be entitled to receive out of the Collection Account the Servicing Fee for the related Settlement Period. The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including taxes imposed on the Servicer, expenses incurred in connection with distributions and reports made by the Servicer to Secured Parties and all other fees and expenses of the Agent, the Backup Servicer, the Collateral Agent or the Owner Trustee, except taxes levied or assessed against the Trust, and claims against the Trust in respect of indemnification, which taxes and claims in respect of indemnification against the Trust are expressly stated to be for the account of AmeriCredit). The Servicer shall be liable for the fees and expenses of the Backup Servicer, the Owner Trustee, the Custodian, the Collateral Agent, the Lock-Box Bank (and any fees under the Lock-Box Agreement) and the Independent Accountants. Notwithstanding the foregoing, if the Servicer shall not be AmeriCredit, a successor to AmeriCredit as Servicer including the Backup Servicer permitted by Section 4.3 shall not be liable for taxes levied or assessed against the Trust or claims against the Trust in respect of indemnification, or the fees and expenses referred to above.

SECTION 2.9. Servicer’s Certificate. No later than 5 p.m. Eastern time on each Determination Date, the Servicer shall deliver (facsimile delivery being acceptable) to the Trust, the Agent and the Collateral Agent a Servicer’s Certificate executed by a Responsible Officer of the Servicer in the form attached hereto as Exhibit A. The Servicer’s Certificate shall also state whether to the knowledge of the Servicer a Rapid Amortization Event, Potential Rapid Amortization Event or Trigger Event has occurred.

SECTION 2.10. Notice of Servicer Event of Default. The Servicer shall deliver to the Trust, the Owner Trustee, the Collateral Agent, the Backup Servicer and the Agent, promptly after having obtained knowledge thereof, but in no event later than two (2) Business Days thereafter, written notice in an Officer’s Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Event of Default.

SECTION 2.11. [Reserved].

SECTION 2.12. Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to representatives of the Owner Trustee, the Collateral Agent, the Backup Servicer and the Agent reasonable access to the documentation regarding the Receivables. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

SECTION 2.13. Monthly Tape. On or before the Remittance Date, but in no event later than the eighteenth calendar day, of each month, the Servicer will deliver to the Collateral Agent and the Backup Servicer an electronic transmission in a format acceptable to the Collateral Agent and the Backup Servicer containing the information with respect to the Receivables as of the last day of the Settlement Period relating to such Remittance Date necessary for preparation of the Servicer’s Certificate relating to the immediately preceding Determination Date and necessary to review the application of collections as provided in Section 2.3 of the Security Agreement. The Backup Servicer shall use such electronic transmission to (i) confirm that the Servicer’s Certificate is complete on its face, (ii) confirm that such tape, diskette or other electronic transmission is in readable form and (iii) calculate and confirm (A) the aggregate amount distributable as principal on the related Remittance Date, (B) the aggregate amount distributable as Carrying Costs on the related Remittance Date, (C) any amounts distributable on the related Remittance Date which are to be paid with funds withdrawn from the Spread Account, (D) the Delinquency Ratio on the related Determination Date, (E) the Cumulative Net Loss Ratio for each Called Series on the related Determination Date, (F) the Annualized Net Default Rate on the related Determination Date, (G) the Monthly Net Loss Percentage for each Called Series on the related Determination Date, (H) the Excess Spread Percentage on the related Determination Date, (I) the amount on deposit in the Spread Account on the related Determination Date and (J) the Required Spread Account Amount on the related Determination Date. The Backup Servicer shall certify to the Collateral Agent that it has verified the Servicer’s Certificate in accordance with this Section and shall notify the Servicer, the Agent and the Collateral Agent of any discrepancies, in each case, on or before the second Business Day following the Remittance Date. In the event that the Backup Servicer reports any discrepancies, the Servicer and the Backup Servicer shall attempt to reconcile such discrepancies prior to the next succeeding Remittance Date, but in the absence of a reconciliation, the Servicer’s Certificate shall control for the purpose of calculations and distributions with respect to the next succeeding Remittance Date. In the event that the Backup Servicer and the Servicer are unable to reconcile discrepancies with respect to a Servicer’s Certificate by the next succeeding Remittance Date, the Servicer shall cause the Independent Accountants, at the Servicer’s expense, to audit the Servicer’s Certificate and, prior to the last day of the month after the month in which such Servicer’s Certificate was delivered, reconcile the discrepancies. The effect, if any, of such reconciliation shall be reflected in the Servicer’s Certificate for such next succeeding Determination Date. In addition, upon the occurrence of a Servicer Event of Default the Servicer shall, if so requested by the Collateral Agent, the Agent or the Majority Owners, deliver to the Backup Servicer its Monthly Records within 15 days after demand therefor and a computer tape containing as of the close of business on the date of demand all of the data maintained by the Servicer in computer format in connection with servicing the Receivables. Other than the duties specifically set forth in this Agreement, the Backup Servicer shall have no obligations hereunder, including, without limitation, to supervise, verify, monitor or administer the performance of the Servicer. The Backup Servicer shall have no liability for any actions taken or omitted by the Servicer.

SECTION 2.14. Fidelity Bond and Errors and Omissions Policy. The Servicer has obtained, and shall continue to maintain in full force and effect, a Fidelity Bond and Errors and Omissions Policy of a type and in such amount as is customary for servicers engaged in the business of servicing automobile receivables.

SECTION 2.15. Additional Backup Servicer Duties. No later than the fifth (5th) Business Day after each Remittance Date, the Servicer shall deliver to the Backup Servicer a computer data file including the Monthly Records with respect to the Receivables for the Settlement Period relating to such Remittance Date (the “Monthly Data Report”). No later than the fifth (5th) Business Day following its receipt from the Servicer of the related Monthly Data Report, the Backup Servicer shall deliver a report to the Servicer and the Agent in which it confirms that such Monthly Data Report is in a readable format.

ARTICLE III

THE SERVICER

SECTION 3.1. Liability of Servicer; Indemnities.

(a) The Servicer (in its capacity as such) shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Servicer and the representations made by the Servicer.

(b) The Servicer shall defend, indemnify and hold harmless the Trust, the Owner Trustee, the Collateral Agent, the Backup Servicer, the Agent, their respective officers, directors, agents and employees, and the Owners from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of any Financed Vehicle;

(c) The Servicer (when the Servicer is AmeriCredit) shall indemnify, defend and hold harmless the Trust, the Owner Trustee, the Collateral Agent, the Backup Servicer, the Agent, their respective officers, directors, agents and employees, and the Owners from and against any taxes that may at any time be asserted against any of such parties with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes asserted with respect to, and as of the date of, the sale of the Receivables and the Other Conveyed Property to the Trust or the

issuance and original sale of the Note) and costs and expenses in defending against the same. The Servicer (when the Servicer is not AmeriCredit) shall indemnify, defend and hold harmless the Trust, the Owner Trustee, the Collateral Agent, the Backup Servicer, the Agent, their respective officers, directors, agents and employees, and the Owners from and against any taxes with respect to the sale of Receivables in connection with servicing hereunder that may at any time be asserted against any of such parties with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes asserted with respect to, and as of the date of, the sale of the Receivables and the Other Conveyed Property to the Trust or the issuance and original sale of the Note) and costs and expenses in defending against the same.

(d) The Servicer shall indemnify, defend and hold harmless the Trust, the Owner Trustee, the Collateral Agent, the Backup Servicer, the Agent, their respective officers, directors, agents and employees, and the Owners from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Trust, the Owner Trustee, the Collateral Agent, the Backup Servicer, the Agent or the Owners by reason of the breach of this Agreement by the Servicer, the gross negligence, misfeasance, or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

(e) AmeriCredit shall indemnify, defend and hold harmless the Trust, the Owner Trustee, the Collateral Agent, the Backup Servicer, the Agent, their respective officers, directors, agents and employees, and the Owners from and against any loss, liability or expense incurred by reason of the violation by Servicer or AWC of federal or state securities laws in connection with the registration or the sale of the Securities. This section shall survive the termination of this Agreement, or the earlier removal or resignation of the Owner Trustee, Collateral Agent, Backup Servicer or Agent.

(f) AmeriCredit shall indemnify the Owner Trustee, the Collateral Agent, the Agent, their respective officers, directors, agents and employees, against any and all loss, liability or expense, (other than overhead and expenses incurred in the normal course of business) incurred by each of them in connection with the acceptance or administration of the Trust and the performance of their duties under the Transaction Documents other than if such loss, liability or expense was incurred by the Owner Trustee, the Collateral Agent or the Agent as a result of any such entity’s willful misconduct, bad faith or gross negligence.

(g) Indemnification under this Article shall survive the termination of the Transaction Documents or the resignation and removal of the Owner Trustee and shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Article and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest.

SECTION 3.2. Merger or Consolidation of, or Assumption of the Obligations of the Servicer or Backup Servicer.

(a) AmeriCredit shall not merge or consolidate with any other person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to AmeriCredit’s business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be capable of fulfilling the duties of AmeriCredit contained in this Agreement and, if the surviving entity shall not be AmeriCredit or the debt rating of AmeriCredit Corp. from S&P or Moody’s would be lowered as a result of such transaction, shall be acceptable to the Agent in the Agent’s sole discretion. Any corporation (i) into which AmeriCredit may be merged or consolidated, (ii) resulting from any merger or consolidation to which AmeriCredit shall be a party, (iii) which acquires by conveyance, transfer, or lease substantially all of the assets of AmeriCredit, or (iv) succeeding to the business of AmeriCredit, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of AmeriCredit under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to AmeriCredit under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release AmeriCredit from any obligation. AmeriCredit shall provide notice of any merger, consolidation or succession pursuant to this Section to the Collateral Agent, the Owners, the Agent and each Rating Agency. Notwithstanding the foregoing, AmeriCredit shall not merge or consolidate with any other Person or permit any other Person to become a successor to AmeriCredit’s business, unless (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 2.6 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no Rapid Amortization Event or Potential Rapid Amortization Event shall have occurred and be continuing, (y) AmeriCredit shall have delivered to the Collateral Agent, Owner Trustee, Backup Servicer, the Rating Agencies and the Agent an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) AmeriCredit shall have delivered to the Collateral Agent, the Rating Agencies and the Agent an Opinion of Counsel, stating in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Trust in the Receivables and the Other Conveyed Property and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

(b) Any corporation (i) into which the Backup Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Backup Servicer shall be a party, (iii) which acquires by conveyance, transfer or lease substantially all of the assets of the Backup Servicer, or (iv) succeeding to the business of the Backup Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Backup Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Backup Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release the Backup Servicer from any obligation.

SECTION 3.3. Limitation on Liability of Servicer, Backup Servicer and Others.

(a) None of AmeriCredit, the Backup Servicer or any of the directors or officers or employees or agents of AmeriCredit or Backup Servicer shall be under any liability to the Trust or the Secured Parties, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect AmeriCredit, the Backup Servicer or any such person against any liability that would otherwise be imposed by reason of a breach of this Agreement or willful misfeasance, bad faith or gross negligence (excluding errors in judgment) in the performance of duties; provided further that this provision shall not affect any liability to indemnify the Collateral Agent and the Owner Trustee for costs, taxes, expenses, claims, liabilities, losses or damages paid by the Collateral Agent and the Owner Trustee, in their individual capacities. AmeriCredit, the Backup Servicer and any director, officer, employee or agent of AmeriCredit or Backup Servicer may rely in good faith on the written advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

(b) The Backup Servicer shall not be liable for any obligation of the Servicer contained in this Agreement or for any errors of the Servicer contained in any computer tape, certificate or other data or document delivered to the Backup Servicer hereunder or on which the Backup Servicer must rely in order to perform its obligations hereunder, and the Owner Trustee, the Collateral Agent, the Agent, the Backup Servicer, AWC and the Owners shall look only to the Servicer to perform such obligations. The Backup Servicer, Collateral Agent, the Owner Trustee, the Agent and the Custodian shall have no responsibility and shall not be in default hereunder or incur any liability for any failure, error, malfunction or any delay in carrying out any of their respective duties under this Agreement if such failure or delay results from the Backup Servicer acting in accordance with information prepared or supplied by a Person other than the Backup Servicer (or contractual agents) or the failure of any such other Person to prepare or provide such information. The Backup Servicer shall have no responsibility, shall not be in default and shall incur no liability for (i) any act or failure to act of any third party (other than its contractual agents), including the Servicer or the Owner Trustee, (ii) any inaccuracy or omission in a notice or communication received by the Backup Servicer from any third party (other than its contractual agents), (iii) the invalidity or unenforceability of any Receivable under applicable law, (iv) the breach or inaccuracy of any representation or warranty made with respect to any Receivable, or (v) the acts or omissions of any successor Backup Servicer.

(c) The parties expressly acknowledge and consent to Wells Fargo Bank, National Association acting in the possible dual capacity of Backup Servicer or successor Servicer and in the capacity as Collateral Agent. Wells Fargo Bank, National Association may, in such dual or other capacity, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance Wells Fargo Bank, National Association of express duties set forth in the this Agreement in any of such capacities, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto and the Owners except in the case of gross negligence and willful misconduct by Wells Fargo Bank, National Association.

SECTION 3.4. Delegation of Duties. The Servicer may delegate duties under this Agreement to an Affiliate of AmeriCredit with the prior written consent of the Agent; provided, that the Servicer may delegate its duties hereunder with respect to the servicing of and collections on certain Receivables to AmeriCredit Financial Services of Canada Ltd. without first obtaining the consent of the Agent or any other Person. The Servicer also may at any time perform through sub-contractors the specific duties of (i) repossession of Financed Vehicles, (ii) tracking Financed Vehicles’ insurance and (iii) pursuing the collection of deficiency balances on certain Liquidated Receivables, in each case, without the consent of the Agent and may perform other specific duties through such sub-contractors in accordance with Servicer’s customary servicing policies and procedures. Neither AmeriCredit nor any party acting as Servicer hereunder shall appoint any subservicer hereunder without the prior written consent of the Agent. Notwithstanding anything herein to the contrary, no delegation or sub-contracting by the Servicer of any of its duties hereunder shall relieve the Servicer of its responsibility with respect to such duties.

SECTION 3.5. Servicer and Backup Servicer Not to Resign. Subject to the provisions of Section 3.2, neither the Servicer nor the Backup Servicer shall resign from the obligations and duties imposed on it by this Agreement as Servicer or Backup Servicer except upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would have a material adverse effect on the Servicer or the Backup Servicer, as the case may be, and the Agent does not elect to waive the obligations of the Servicer or the Backup Servicer, as the case may be, to perform the duties which render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Servicer or Backup Servicer shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Agent. No resignation of the Servicer shall become effective until the Backup Servicer or an entity acceptable to the Agent shall have assumed the responsibilities and obligations of the Servicer. No resignation of the Backup Servicer shall become effective until, an entity acceptable to the Agent shall have assumed the responsibilities and obligations of the Backup Servicer; provided, however, that (i) in the event a successor Backup Servicer is not appointed within 60 days after the Backup Servicer has given notice of its resignation and has provided the Opinion of Counsel required by this Section, the Backup Servicer may petition a court for its removal, (ii) the Backup Servicer may resign with the written consent of the Agent and (iii) if Wells Fargo Bank, National Association resigns as the Collateral Agent under the Security Agreement it will no longer be the Backup Servicer.

SECTION 3.6. Administrative Duties of AmeriCredit; Duties with Respect to the Transaction Documents. (a) AmeriCredit shall perform the duties of the Trust under the Transaction Documents. In furtherance of the foregoing, AmeriCredit shall consult with the Owner Trustee as AmeriCredit deems appropriate regarding the duties of the Trust under the Transaction Documents. AmeriCredit shall monitor the performance of the Trust and shall advise the Owner Trustee when action is necessary to comply with the Trust’s duties under the Transaction Documents. AmeriCredit shall prepare for execution by the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust or the Owner Trustee to prepare, file or deliver pursuant to the Transaction Documents.

(b) Duties with Respect to the Trust.

(i) In addition to the duties of the Servicer set forth in this Agreement or any of the Transaction Documents, AmeriCredit shall perform such calculations and shall prepare, or shall cause the preparation, for execution by the Owner Trustee or other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust to prepare, file or deliver pursuant to state and federal tax and securities laws. AmeriCredit shall administer, perform or supervise the performance of such other activities in connection with the Trust as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of AmeriCredit.

(ii) Notwithstanding anything in this Agreement or any of the Transaction Documents to the contrary, AmeriCredit shall be responsible for promptly notifying the Owner Trustee in the event that any withholding tax is imposed on the Trust’s payments (or allocations of income) to an Owner. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee pursuant to such provision.

(c) Records. AmeriCredit shall maintain appropriate books of account and records relating to services performed under this Agreement and as required by the Transaction Documents, which books of account and records shall be accessible for inspection by the Owner Trustee at any time during normal business hours.

(d) Additional Information to be Furnished to the Trust. AmeriCredit shall furnish to the Owner Trustee from time to time such additional information regarding the Trust or the Transaction Documents as the Owner Trustee shall reasonably request.

ARTICLE IV

SERVICER TERMINATION

SECTION 4.1. Servicer Event of Default. For purposes of this Agreement, each of the following shall constitute a “Servicer Event of Default”:

(a) Any failure by the Servicer to make any payment, transfer or deposit for the benefit of the Secured Parties in accordance with the terms of any Transaction Document, which failure continues unremedied for a period of two (2) Business Days after the Servicer’s obligation to make such payment, transfer or deposit arises;

(b) Failure on the part of the Servicer to deliver any Servicer’s Certificate pursuant to Section 2.9 duly within one (1) Business Day of the Determination Date on which such Servicer’s Certificate was due to be delivered;

(c) Failure on the part of the Servicer to repurchase any Receivable that it is required to repurchase pursuant to the terms of any Transaction Document, which failure continues unremedied for a period of two (2) Business Days after the Servicer’s obligation to repurchase such Receivable arises;

(d) Failure on the part of the Servicer to duly observe the covenant set forth in Section 3.2;

(e) Failure on the part of the Servicer to duly observe or perform any other covenants or agreements of the Servicer set forth in this Agreement or any other Transaction Document, which failure (i) materially adversely affects the Trust or the rights of the Owners, and (ii) continues unremedied for a period of 30 days after knowledge thereof by the Servicer or after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Collateral Agent;

(f) Any representation, warranty or statement of the Servicer made in this Agreement, any other Transaction Document or any certificate, report or other writing delivered pursuant hereto or thereto shall prove to be incorrect in any material respect as of the time when the same shall have been made (excluding, however, any representation or warranty relating to the characterization of any Receivable as an “Eligible Receivable”), and the incorrectness of such representation, warranty or statement has a material adverse effect on the Trust or the Owners and, within 30 days after knowledge thereof by the Servicer or after written notice thereof shall have been given to the Servicer by the Collateral Agent or the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured;

(g) The entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Servicer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future, federal bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of its property or ordering the winding up or liquidation of the affairs of the Servicer and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days;

(h) The commencement by the Servicer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future, federal or state, bankruptcy, insolvency or similar law, or the consent by the Servicer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of its property or the making by the Servicer of an assignment for the benefit of creditors or the failure by the Servicer generally to pay its debts as such debts become due or the taking of corporate action by the Servicer in furtherance of any of the foregoing;

(i) The Servicer shall materially modify the Credit and Collection Policy, unless it has given the Agent prompt notification of such modification and the Agent has determined in its reasonable discretion that such modification does not materially and adversely affect the Owners;

(j) The occurrence of a “Servicer Event of Default”, “Servicer Termination Event” or similarly denominated event under any other agreement pursuant to which AmeriCredit or an Affiliate thereof acts as servicer with respect to receivables similar to the Receivables and AmeriCredit or such Affiliate is terminated as servicer under such agreement as a result of the occurrence of such event; and

(k) A Rapid Amortization Event shall have occurred and is continuing.

SECTION 4.2. Consequences of a Servicer Event of Default. If a Servicer Event of Default shall occur and be continuing, the Agent, by notice given in writing to the Servicer and to the Collateral Agent may terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice or upon termination of the term of the Servicer, all authority, power, obligations and responsibilities of the Servicer under this Agreement, whether with respect to the Note, the Receivables or the Other Conveyed Property or otherwise, automatically shall pass to, be vested in and become obligations and responsibilities of the Backup Servicer (or such other successor Servicer appointed by the Collateral Agent); provided, however, that the successor Servicer shall have no liability with respect to any obligation which was required to be performed by the terminated Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer; provided further, that the successor Servicer shall not be obligated to service the Receivables in accordance with the Credit and Collection Policy, but rather shall be obligated to follow the standards, policies and procedures it follows with respect to all comparable receivables that it services for itself or others. The successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and the Other Conveyed Property and related documents to show the Trust as lienholder or secured party on the related Lien Certificates, or otherwise. The terminated Servicer agrees to cooperate with the successor Servicer in effecting the termination of the responsibilities and rights of the terminated Servicer under this Agreement, including, without limitation, the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the terminated Servicer for deposit, or have been deposited by the terminated Servicer, in the Collection Account or thereafter received with respect to the Receivables and the delivery to the successor Servicer of all Receivable Files and Monthly Records and a computer tape in readable form as of the most recent Business Day containing all information necessary to enable the successor Servicer or a successor Servicer to service the Receivables and the Other Conveyed Property. If requested by the Agent, the successor Servicer shall terminate the Lock-Box Agreement and direct the Obligors to make all payments under the Receivables directly to the successor Servicer (in which event the successor Servicer shall process such payments in accordance with Section 2.2(e)), or to a Lock-Box established by the successor Servicer at the direction of the Agent at the successor Servicer’s expense. The terminated Servicer shall grant the Collateral Agent, the successor Servicer and the Agent reasonable access to the terminated Servicer’s premises at the terminated Servicer’s expense.

SECTION 4.3. Appointment of Successor.

(a) On and after the time the Servicer receives a notice of termination pursuant to Section 4.2 or upon the resignation of the Servicer pursuant to Section 3.5, the Backup Servicer shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement except as otherwise stated herein. The Collateral Agent and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. If a successor Servicer is acting as Servicer hereunder, it shall be subject to upon the occurrence of any Servicer Event of Default applicable to it as Servicer.

(b) Notwithstanding the above, if the Backup Servicer shall be legally unable to act as Servicer, the Backup Servicer or the Agent may petition a court of competent jurisdiction to appoint any Person as the successor to the Servicer. Pending appointment pursuant to the preceding sentence, the Backup Servicer shall act as successor Servicer unless it is legally unable to do so, in which event the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment. Subject to Section 3.5, no provision of this Agreement shall be construed as relieving the Backup Servicer of its obligation to succeed as successor Servicer upon the termination of the Servicer pursuant to Section 4.2 or the resignation of the Servicer pursuant to Section 3.5. If upon the termination of the Servicer pursuant to Section 4.2 or the resignation of the Servicer pursuant to Section 3.5, the Collateral Agent appoints a successor Servicer other than the Backup Servicer, the Backup Servicer shall not be relieved of its duties as Backup Servicer hereunder.

(c) Any successor Servicer shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if the Servicer had not resigned or been terminated hereunder. If any successor Servicer is appointed as a result of the Backup Servicer’s refusal (in breach of the terms of this Agreement) to act as Servicer although it is legally able to do so, the Agent and such successor Servicer may agree on reasonable additional compensation to be paid to such successor Servicer by the Backup Servicer, which additional compensation shall be paid by such breaching Backup Servicer in its individual capacity and solely out of its own funds; provided, however, it being understood and agreed that the Agent shall give prior notice to the Backup Servicer with respect to the appointment of such successor and the payment of additional compensation, if any. If any successor Servicer is appointed for any reason other than the Backup Servicer’s refusal to act as Servicer although legally able to do so, the Backup Servicer shall not be liable for any Servicing Fee, additional compensation or other amounts to be paid to such successor Servicer in connection with its assumption and performance of the servicing duties described herein.

SECTION 4.4. Notification to Owners. Upon any termination of, expiration of the term of or appointment of a successor to, the Servicer, the Collateral Agent shall give prompt written notice thereof to each Secured Party and to the Rating Agencies.

SECTION 4.5. Waiver of Past Defaults. The Agent may, on behalf of all Secured Parties, waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

ARTICLE V

THE CUSTODIAN

SECTION 5.1. Appointment of Custodian; Acknowledgment of Receipt. Subject to the terms and conditions hereof, the Collateral Agent hereby revocably appoints the Custodian and the Custodian hereby accepts such appointment, as custodian and bailee on behalf of the Collateral Agent (for the benefit of the Secured Parties) to maintain exclusive custody of the Receivable Files relating to the Receivables from time to time held as part of the Collateral; provided, however, that neither the Collateral Agent nor any Secured Party shall be responsible for the acts or omissions of the Custodian. In performing its duties hereunder, the Custodian agrees to act with that degree of care, skill and attention that a commercial bank acting in the capacity of a custodian would exercise with respect to files relating to comparable automotive or other receivables that it services or holds for itself or others, and, in any event, to exercise at least that degree of care, skill and attention that it exercises with respect to its own assets. The Custodian, as of each Funding Date with respect to the Receivables sold or contributed on such date, hereby acknowledges receipt of the Receivable File for each Receivable listed in the Schedules of Receivables attached to the related Supplement, subject to any exceptions noted on the applicable Custodian’s Acknowledgment. As evidence of its acknowledgement of such receipt of such Receivables Files, the Custodian shall execute and deliver on each Borrowing Date with respect to the Receivables sold or contributed on such date, the Custodian’s Acknowledgement in the form attached hereto as Schedule A.

SECTION 5.2. Maintenance of Receivables Files at Office. The Custodian agrees to maintain the Receivable Files at 4001 Embarcadero Drive, Arlington, Texas 76014 or at such other office as shall from time to time be identified to the Collateral Agent and the Agent, and the Custodian will hold the Receivable Files in such office on behalf of the Collateral Agent (for the benefit of the Secured Parties), clearly identified on its records as being separate from any other instruments and files, including other instruments and files held by the Custodian, and in compliance with Section 5.3(b) hereof.

SECTION 5.3. Duties of Custodian.

(a) Safekeeping. The Custodian shall hold the Receivable Files on behalf of the Collateral Agent (for the benefit of the Secured Parties) clearly identified as being separate from all other files or records maintained by the Custodian, whether at the same or any other location, and shall maintain such accurate and complete accounts, records or computer systems pertaining to each Receivable File as are required to comply with the terms and conditions of the Security Agreement. Each Receivable shall be identified on the books and records of the Custodian in a manner that (i) is consistent with the practices of a commercial bank acting in the capacity of custodian with respect to similar receivables, (ii) indicates that the Receivables are held by the Custodian on behalf of the Collateral Agent and (iii) is otherwise necessary, as reasonably determined by the Custodian, to comply with the terms of this Agreement. The Custodian shall conduct, or cause to be conducted, periodic physical inspections of the Receivable Files held by it under this Agreement, and of the related accounts, records and computer systems, in such a manner as shall enable the Collateral Agent, the Agent and the Custodian to verify the accuracy of the Custodian’s inventory and recordkeeping. Such inspections shall be conducted at such times, in such manner and by such persons, including, without limitation, independent accountants, as the Collateral Agent or the Agent may request and the cost of such inspections shall be borne by the Custodian. The Custodian shall promptly report to the Collateral Agent and the Agent any failure on the Custodian’s part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and the Custodian shall promptly take appropriate action to remedy any such failure. Notwithstanding the above, upon a Servicer Event of Default, on or prior to each Borrowing Date, with respect to the Receivables sold on such dates, the Custodian shall make copies or other electronic file records (e.g., diskettes, CD’s, etc.) (the “Copies”) of the Receivable Files and shall deliver such Copies to the Collateral Agent and the Collateral Agent shall hold such Copies on behalf of the Secured Parties. Subject to Section 5.3(c) hereof, the Custodian shall at all times maintain the original of the fully executed original retail installment sales contract or promissory note and of the Lien Certificate or application therefore, if no such Lien Certificate has yet been issued, relating to each Receivable in a fire proof vault.

(b) Access to Records. The Custodian shall, subject only to the Custodian’s security requirements applicable to its own employees having access to similar records held by the Custodian, which requirements shall be consistent with the practices of a commercial bank acting in the capacity of custodian with respect to similar files or records, and at such times as may be reasonably imposed by the Custodian, permit only the Backup Servicer and the Collateral Agent or their duly authorized representatives, attorneys or auditors to inspect the Receivable Files and the related accounts, records, and computer systems maintained by the Custodian pursuant hereto at such times as any of the Backup Servicer or the Collateral Agent may reasonably request.

(c) Release of Documents. The Custodian shall release such Receivable in the Receivable Files to the Servicer only (1) upon payment in full of such Receivable or (2) as required from time to time as appropriate for servicing and enforcing any Receivable but, in the case of clause (1) or (2), only as is consistent with the terms of the Note Purchase Agreement and the Security Agreement.

(d) Administration; Reports. The Custodian shall, in general, attend to all ministerial matters in connection with maintaining custody of the Receivable Files on behalf of the Collateral Agent. In addition, the Custodian shall assist the Collateral Agent or the Servicer, as the case may be, in the preparation of any routine reports to Secured Parties or to regulatory bodies, to the extent necessitated by the Custodian’s custody of the Receivable Files.

(e) Review of Lien Certificates. Upon the written request of the Agent, the Custodian shall deliver to the Collateral Agent, within 2 days of such request, a listing of all Receivables with respect to which a Lien Certificate, showing AmeriCredit (or a Titled Third-Party Lender) as secured party, was not included in the related Receivable File as of the date of such request.

SECTION 5.4. Instructions; Authority to Act. The Custodian shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Responsible Officer of the Collateral Agent. Such instructions may be general or specific in terms.

SECTION 5.5. Custodian Fee. For its services under this Agreement, the Custodian shall be entitled to reasonable compensation to be paid by the Servicer.

SECTION 5.6. Indemnification by the Custodian. The Custodian agrees to indemnify the Secured Parties, the Trust, the Agent, the Owner Trustee and the Collateral Agent for any and all liabilities, obligations, losses, damage, payments, costs or expenses of any kind whatsoever (including the fees and expenses of counsel) that may be imposed on, incurred or asserted against any of the Secured Parties, the Trust, the Agent, the Owner Trustee and the Collateral Agent as the result of any act or omission in any way relating to the maintenance and custody by the Custodian of the Receivable Files or any default by the Custodian of its obligations hereunder; provided, however, that the Custodian shall not be liable to any party indemnified hereunder for any portion of any such liabilities, obligations, losses, damages, payments or costs or expenses as are due to the willful misfeasance, bad faith or gross negligence of such indemnified party.

SECTION 5.7. Advice of Counsel. The Custodian shall be entitled to rely and act upon advice of counsel with respect to its performance hereunder as custodian and shall be without liability for any action reasonably taken in good faith pursuant to such advice, provided that such action is not in violation of applicable federal or state law.

SECTION 5.8. Effective Period, Termination, and Amendment; Interpretive and Additional Provisions. The appointment of the Custodian hereunder shall become effective as of the date hereof and shall continue in full force and effect until terminated as hereinafter provided. This appointment of the Custodian may be terminated by either the Collateral Agent, the Agent or the Custodian by giving written notice to the other parties, such termination to take effect no sooner than thirty (30) days after the date of such notice in the case of a termination by the Collateral Agent or the Agent (which thirty (30) day period may be shorter as set forth in the notice of termination in the case of a Servicer Event of Default) or ninety (90) days after the date of such notice in the case of a termination by the Custodian; provided, so long as AmeriCredit is Custodian, the Custodian shall not resign from the obligations and duties imposed on it by this Agreement, except upon a determination that by reason of a change in legal requirements, the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would have a material adverse effect on it and the Agent does not elect to waive the obligations of the Custodian to perform the duties which render it legally unable to act or to delegate those duties to another Person; provided, further, that any such determination permitting the resignation of the Custodian shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Agent and the Collateral Agent. So long as AmeriCredit is serving as Custodian, any termination of AmeriCredit as Servicer hereunder shall terminate AmeriCredit as Custodian under this Agreement; provided, that AmeriCredit shall continue to serve as Custodian under this Agreement until such time as all Receivables Files have been delivered to the Collateral Agent pursuant to the terms of this Section. Immediately after receipt of notice of termination of this Agreement, the Custodian shall deliver the Receivable Files to the Collateral Agent on behalf of the Secured Parties, at such place or places as the Collateral Agent may designate, and the Collateral Agent, or its agent, as the case may be, shall act as custodian for such Receivables Files on behalf of the Owners until such times as a successor custodian has been appointed by the Collateral Agent. (For the avoidance of doubt, during any such period, the Collateral Agent shall be acting in its capacity as Collateral Agent, including the standard of care and liability in such capacity, and not as a successor “Custodian” hereunder.) If, within forty-eight (48) hours after its termination as Custodian, the Custodian has not delivered the Receivable Files in accordance with the preceding sentence, the Custodian will permit the Collateral Agent to enter the premises of the Custodian and remove the Receivable Files from such premises. In connection with the administration of this Agreement, the parties may agree from time to time upon the interpretation of the provisions of this Agreement as may in their joint opinion be consistent with the general tenor and purposes of this Agreement, any such interpretation to be signed by all parties and annexed hereto.

SECTION 5.9. Representations, Warranties and Covenants of Custodian.

(a) The Custodian hereby represents and warrants to, and covenants with, the Collateral Agent that as of the date hereof and as of each Funding Date:

(i) The Custodian is duly organized, validly existing and in good standing under the laws of the state of its incorporation;

(ii) The Custodian has the full power and authority to hold each Receivable File on behalf of the Collateral Agent, and to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of the Custodian, enforceable against it in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies;

(iii) The consummation of the transactions contemplated by this Agreement and the Transaction Documents to which the Custodian is a party, and the fulfillment of the terms of this Agreement and the Transaction Documents to which the Custodian is a party, does not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Custodian, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Custodian is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Custodian of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Custodian or any of its properties and do not require any action by or require the consent of or the filing of any notice with any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Custodian or any of its properties or other Person;

(iv) There is no litigation pending or, to the Custodian’s knowledge, threatened, which if determined adversely to the Custodian, would adversely affect the execution, delivery or enforceability of this Agreement, or any of the duties or obligations of the Custodian thereunder, or which would have a material adverse effect on the financial condition of the Custodian;

(v) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Custodian of or compliance by the Custodian with this Agreement or the consummation of the transactions contemplated hereby or thereby;

(vi) Upon written request of the Collateral Agent or the Agent, the Custodian shall take such steps as requested by the Collateral Agent or the Agent to protect or maintain any interest in any Receivable; and

(vii) The Custodian has not been notified by any party that any third party claims an interest in the Receivables or is requesting the Custodian to act as a bailee with respect to the Receivables Files, except such interests that are created under the Master Receivables Purchase Agreement, the Security Agreement, the Note Purchase Agreement and any Supplement.

(b) The Custodian covenants and warrants to the Collateral Agent and each of the Secured Parties that as of the date of each Custodian’s Acknowledgment: (i) it holds no adverse interest, by way of security or otherwise, in any Receivable or Receivable File; and (ii) the execution of this Agreement and the creation of the custodial relationship hereunder does not create any interest, by way of security or otherwise, of the Custodian in or to any Receivable or Receivable File, other than the Custodian’s rights as custodian hereunder.

(c) The Custodian shall, at its own expense, maintain at all times during the existence of this Agreement and keep in full force and effect, a Fidelity Bond and Errors and Omissions Policy of a type and in such amount as is customary for custodians engaged in the business of acting as custodian of automobile receivables and shall maintain any other similar insurance policies that are customarily maintained by custodians engaged in the business of acting as custodian of automobile receivables. A certificate of the respective insurer as to each such policy or a blanket policy for such coverage shall be furnished to the Collateral Agent and the Agent containing the insurer’s statement or endorsement that such insurance shall not terminate prior to receipt by such party, by certified mail, of ten (10) days advance notice thereof.

ARTICLE VI

MISCELLANEOUS

SECTION 6.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of law provisions thereof.

SECTION 6.2. Notices. All demands, notices and communications hereunder shall be in writing (including bank wire, telex, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and confirmation is received, (ii) if given by mail three (3) Business Days following such posting, if postage prepaid, or if sent via U.S. certified or registered mail, (iii) if given by overnight courier, one (1) Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, when received at the address specified in this Section.

If to the Trust:

AmeriCredit Repurchase Trust

Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890-0001

Attention: Asset Backed Securities Administration

with a copy to:

AmeriCredit Financial Services, Inc.

801 Cherry Street - Suite 3900

Fort Worth, Texas 76102

Attention: Chief Financial Officer

Telephone: (817) 302-7022

Telecopy: (817) 302-7942

If to the Servicer or the Custodian:

AmeriCredit Financial Services, Inc.

801 Cherry Street - Suite 3900

Fort Worth, Texas 76102

Attention: Chief Financial Officer

Telephone: (817) 302-7022

Telecopy: (817) 302-7942

If to the Agent:

Barclays Bank PLC

200 Park Avenue

New York, New York 10166

Attention: Asset Securitization Group

Telephone: (212) 412-3266

Telecopy: (212) 412-6846

If to the Collateral Agent:

Wells Fargo Bank, National Association

Sixth Street and Marquette Avenue, MAC N9311-161

Minneapolis, Minnesota 55479

Attention: Asset Backed Securities Administration

Telephone: (612) 667-8058

Telecopy: (612) 667-3464

SECTION 6.3. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. In addition, each of the Secured Parties shall be a third party beneficiary hereof. Concurrently with the appointment of a successor Collateral Agent under the Security Agreement, the parties hereto shall amend this Agreement to make said Collateral Agent, the successor to the Collateral Agent hereunder.

SECTION 6.4. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 6.5. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 6.6. Limitation of Liability of Owner Trustee. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other Transaction Documents; provided, however, that no provision of this Agreement shall be construed to relieve the Owner Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act, its action in bad faith or its own willful misconduct.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by a duly authorized officer on the day and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION
solely in its capacities as Collateral Agent and Backup Servicer

By:
Name:
Title:

AMERICREDIT FINANCIAL SERVICES, INC.,
as Servicer and Custodian

By:
Name:
Title:

BARCLAYS BANK PLC,
as Agent

By:
Name:
Title:

AMERICREDIT REPURCHASE TRUST
By:	WILMINGTON TRUST COMPANY,
not in its individual capacity but solely
as Owner Trustee

By:
Name:
Title:

[Servicing and Custodian Agreement]

EXHIBIT A

Form of Servicer’s Certificate

SCHEDULE A

FORM OF CUSTODIAN’S ACKNOWLEDGMENT

AmeriCredit Financial Services, Inc. (the “Custodian”), acting as Custodian under a Servicing and Custodian Agreement, dated as of August 19, 2004 (the “Servicing and Custodian Agreement”), between the Custodian, AmeriCredit Repurchase Trust, Wells Fargo Bank, National Association, as Collateral Agent, and Barclays Bank PLC, as Agent, pursuant to which the Custodian holds on behalf of the Secured Parties certain Receivable Files (as defined in the Servicing and Custodian Agreement), hereby acknowledges receipt of the Receivable File for each Receivable listed in the Schedules of Receivables attached as Exhibits to the Supplements to the Receivables Purchase Agreement, dated [insert date of the relevant Supplement], except as noted in the Exception List attached as Schedule I hereto.

IN WITNESS WHEREOF, AmeriCredit Financial Services, Inc., has caused this acknowledgment to be executed by its duly authorized officer as of this [    ] day of [            ], [            ].

AMERICREDIT FINANCIAL SERVICES, INC. as Custodian
By:
Name:
Title:

SCHEDULE I

Custodian Exception List